EXHIBIT 99.1
CDW Reports Third Quarter 2026 Earnings

(Dollars in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Percent Change	2026	2025	Percent Change
Net sales	$6,754.5	$5,737.4	17.7%	$19,006.5	$16,913.1	12.4%
Gross profit	$1,385.3	$1,255.5	10.3	$3,895.1	$3,619.0	7.6
Gross profit margin	20.5%	21.9%		20.5%	21.4%
Operating income	$489.5	$443.3	10.4	$1,294.1	$1,224.9	5.6
Operating income margin	7.2%	7.7%		6.8%	7.2%
Non-GAAP operating income[1]	$619.8	$530.6	16.8	$1,627.7	$1,494.3	8.9
Non-GAAP operating income margin[1]	9.2%	9.2%		8.6%	8.8%
Net income	$309.8	$291.0	6.5	$819.6	$787.1	4.1
Non-GAAP net income[1]	$410.2	$357.2	14.8	$1,075.9	$987.4	9.0
Net income per diluted share	$2.46	$2.21	11.6	$6.43	$5.94	8.2
Non-GAAP net income per diluted share[1]	$3.26	$2.71	20.4	$8.44	$7.45	13.3
Average daily sales[2]	$105.5	$89.6	17.7	$99.5	$88.6	12.4
[1] Non-GAAP measures used in this release that are not based on accounting principles generally accepted in the United States of America ("GAAP") are each defined and reconciled to the most directly comparable GAAP measures in the attached schedules.

[2] Defined as Net sales divided by the number of selling days. There were 64 selling days for both the three months ended September 30, 2026 and 2025. There were 191 selling days for both the nine months ended September 30, 2026 and 2025.

VERNON HILLS, Ill., November 4, 2026 - CDW Corporation (Nasdaq: CDW) announced today third quarter 2026 results. CDW also announced the approval by its Board of Directors of a quarterly cash dividend of $0.680 per common share to be paid on December 10, 2026, to all stockholders of record as of the close of business on November 25, 2026.
"CDW delivered robust third quarter results, powered by broad-based strength across our diverse customer end-markets and strong momentum in enterprise AI adoption," said Christine A. Leahy, chair and chief executive officer, CDW. "By bringing together the technology, expertise and capabilities our customers need, we are helping advance their most important priorities and turn technology investment into meaningful business and mission outcomes."
"Strong customer demand and disciplined execution drove double-digit growth in gross profit, while operating leverage and capital management contributed to more than 20 percent growth in non-GAAP net income per diluted share," said Albert J. Miralles, chief financial officer, CDW. “We continue to balance investments that support our customers and long-term growth with disciplined expense management and capital allocation, providing flexibility to deliver shareholder value."
"In an environment defined by rapid technology change and increasing complexity, CDW’s role as a trusted advisor has never been more important," Leahy concluded. "Our ability to address customers’ needs across the full technology stack and lifecycle, together with our continued strategic investments, reinforces our confidence in our ability to outpace US IT addressable market growth by 200 to 300 basis points on a constant currency basis and drive sustainable long-term value for our customers and shareholders."

Third Quarter of 2026 Highlights:
Net sales in the third quarter of 2026 were $6,755 million, compared to $5,737 million in the third quarter of 2025, an increase of 17.7 percent. There were 64 selling days for both the three months ended September 30, 2026 and 2025. Net sales on a constant currency basis increased 17.8 percent in the third quarter of 2026 compared to the third quarter of 2025. Customer demand drove Net sales growth primarily in data storage and servers, notebooks/mobile devices, and software. The third quarter of 2026 Net sales performance included:
•Commercial segment Net sales of $3,979 million, 20.8 percent higher than 2025. Commercial results were driven by an increase in Net sales to Financial Services, Corporate, and Healthcare customers of 73.2 percent, 16.8 percent, and 9.3 percent, respectively.
•Government segment Net sales of $913 million, 9.9 percent higher than 2025.
•Education segment Net sales of $982 million, 7.5 percent higher than 2025.
•Net sales for CDW’s UK and Canadian operations, combined as "Other" for financial reporting purposes, were $880 million, 26.0 percent higher than 2025.
Gross profit in the third quarter of 2026 was $1,385 million, compared to $1,256 million for the third quarter of 2025, representing an increase of 10.3 percent. Gross profit margin was 20.5 percent in the third quarter of 2026 compared to 21.9 percent in the third quarter of 2025. The decrease in Gross profit margin was primarily driven by mix into and lower margin in certain product categories.
Selling and administrative expenses were $896 million in the third quarter of 2026, compared to $812 million in the third quarter of 2025, representing an increase of 10.3 percent. The increase was primarily due to higher performance-based incentives, workplace optimization costs, and acquisition costs.
Operating income was $490 million in the third quarter of 2026, compared to $443 million in the third quarter of 2025, representing an increase of 10.4 percent. Non-GAAP operating income was $620 million in the third quarter of 2026, compared to $531 million in the third quarter of 2025, representing an increase of 16.8 percent. Operating income margin and Non-GAAP operating income margin were 7.2 percent and 9.2 percent, respectively, for the third quarter of 2026, compared to 7.7 percent and 9.2 percent, respectively, for the third quarter of 2025.
Interest expense, net includes interest expense and interest income. Interest expense, net was $66 million in the third quarter of 2026, compared to $55 million for the third quarter of 2025, representing an increase of 19.8 percent. The increase is primarily due to higher average borrowings under our senior unsecured revolving loan facility and lower interest income earned on cash balances.
The effective income tax rate was 26.9 percent in the third quarter of 2026, compared to 25.3 percent in the third quarter of 2025, which resulted in income tax expense of $114 million and $98 million, respectively. The increase in the effective income tax rate was primarily due to lower tax credits compared to prior year, and higher non-deductible expenses.
Net income was $310 million in the third quarter of 2026, compared to $291 million in the third quarter of 2025, representing an increase of 6.5 percent. Non-GAAP net income was $410 million in the third quarter of 2026, compared to $357 million in the third quarter of 2025, representing an increase of 14.8 percent.
Weighted-average diluted shares outstanding were 126 million for the third quarter of 2026, compared to 132 million for the third quarter of 2025. Net income per diluted share for the third quarter of 2026 was $2.46, compared to $2.21 for the third quarter of 2025, representing an increase of 11.6 percent. Non-GAAP net income per diluted share for the third quarter of 2026 was $3.26, compared to $2.71 for the third quarter of 2025, representing an increase of 20.4 percent.
Forward-Looking Statements
This release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements. These statements relate to analyses and other information, which are based on forecasts of future results or events and estimates of amounts not yet determinable. These statements also relate to our future prospects, financial outlook, growth, developments, business strategies, capital allocation, and stockholder returns. We claim the protection of The Private Securities Litigation Reform Act of 1995 for all forward-looking statements in this release.

These forward-looking statements are identified by the use of terms and phrases such as "anticipate," "assume," "believe," "estimate," "expect," "goal," "intend," "plan," "potential," "predict," "project," "target" and similar terms and phrases or future or conditional verbs such as "could," "may," "should," "will," and "would." However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make in this release regarding our future financial and operational performance, expected customer demand for technology solutions and services, customer spending trends, future liquidity, capital allocation priorities, strategic investments and transformation initiatives, management of debt obligations, and the impact of any economic, geopolitical, and regulatory developments. Although we believe that our plans, intentions, and other expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions, or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those that we expected.
Important factors that could cause actual results or events to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled "Risk Factors" and "Trends and Key Factors Affecting our Financial Performance" included in our Annual Report on Form 10-K for the year ended December 31, 2025, and from time to time in our subsequent Quarterly Reports on Form 10-Q and our other US Securities and Exchange Commission ("SEC") filings and public communications.
These factors include, among others:
•relationships with our vendor partners and wholesale distributors and the terms of their agreements;
•the ability of vendor partners, wholesale distributors, and third-party providers to fulfill their responsibilities and commitments and our reliance on certain key vendor partners and wholesale distributors;
•our dependence on the continued innovations in technology by our vendor partners;
•the use or capabilities of artificial intelligence and the challenges related to its adoption;
•substantial competition that could reduce our market share;
•the continuing development, maintenance, and operation of our information technology ("IT") systems;
•potential breaches of data security and failure to protect our IT systems from cybersecurity threats;
•potential failures to provide high-quality services to our customers;
•potential losses of any key personnel, significant increases in labor costs, or ineffective workforce management;
•potential service failures or disruptions related to outsourcing arrangements with certain business processes;
•potential adverse occurrences at one of our primary facilities or third-party data centers, including as a result of climate change;
•increases in the cost of commercial delivery services or disruptions of those services;
•exposure to accounts receivable and inventory risks;
•the costs and risks associated with, and the successful and timely execution and effects of, strategic investments or acquisitions or entry into joint ventures, including our ability to successfully integrate newly acquired businesses and align our investment efforts with our strategic goals;
•future operating results may fluctuate significantly due to rapid changes in the technology industry and broader market conditions;
•the costs and risks associated with, and the successful and timely execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans;
•fluctuations in foreign currency and the impact to our operating results;
•global and regional economic and political conditions, including the impact of inflationary pressures and the level of interest rates;
•decreases, delays, or changes in spending on technology products and services, including impacts of adverse changes in government spending and funding policies, federal procurement policies, and US government shutdowns;
•potential disruptions in the supply of products from our suppliers, including capacity limitations and cost increases resulting from heightened demand related to artificial intelligence workloads;
•potential failures to comply with public sector contracts or applicable laws and regulations;
•current and future legal proceedings, investigations, and audits, including intellectual property infringement claims;
•potential failure to comply with complex and evolving laws and regulations applicable to our operations or to meet sometimes conflicting stakeholder expectations on environmental sustainability and corporate responsibility matters;
•our level of indebtedness and the obligations imposed by agreements and instruments relating to our indebtedness;

•fluctuations in the market price and trading volumes of our common stock and changes in, or the discontinuation of, our share repurchase program or dividend payments; and
•other risk factors or uncertainties identified from time to time in our filings with the SEC.
All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by those cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.
We caution you that the important factors referenced above may not reflect all of the factors that could cause actual results or events to differ from our expectations. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this release are made only as of the date hereof or, with respect to any documents incorporated by reference, available at the time such document was prepared or filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Non-GAAP Financial Measures
Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial condition that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures used by management may differ from similar measures used by other companies, even when similar terms are used to identify such measures.
The non-GAAP performance measures discussed in this press release include Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share, and Net sales on a constant currency basis, and the non-GAAP financial condition measures discussed in this press release include Free cash flow and Adjusted free cash flow. These non-GAAP performance measures and non-GAAP financial condition measures are collectively referred to as "non-GAAP financial measures." The GAAP measures most directly comparable to Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share, and Net sales on a constant currency basis are Operating income, Operating income margin, Net income, Net income per diluted share, and Net sales, respectively. The GAAP measure most directly comparable to Free cash flow and Adjusted free cash flow is Net cash provided by operating activities.
Non-GAAP operating income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated payroll taxes, acquisition and integration expenses, transformation initiatives, and workplace optimization. Non-GAAP operating income margin is defined as Non-GAAP operating income as a percentage of Net sales. Non-GAAP net income and Non-GAAP net income per diluted share exclude, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated payroll taxes, acquisition and integration expenses, transformation initiatives, workplace optimization, and their associated income tax effects. Net sales on a constant currency basis is defined as Net sales excluding the impact of foreign currency translation on Net sales. Free cash flow is defined as Net cash provided by operating activities less capital expenditures. Adjusted free cash flow is defined as Free cash flow adjusted to include certain cash flows from financing activities incurred in the normal course of operations or as capital expenditures.
We believe our non-GAAP performance measures provide analysts, investors, and management with useful information regarding the underlying operating performance of our business, because they remove the impact of items that management believes are not reflective of underlying operating performance. Management uses these measures to evaluate period-over-period performance as management believes they provide a more comparable measure of the underlying business. We also present non-GAAP financial condition measures because we believe they provide analysts, investors, and management with more information regarding our liquidity and capital resources. Certain non-GAAP financial measures are also used to determine certain components of performance-based compensation.
When possible, we provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. We are unable to provide a reconciliation of certain annual outlook non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because we believe it would not be possible to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability of future events that either cannot be controlled, such as currency impacts or interest rates, or reliably predicted because they are not part of our underlying performance, such as refinancing activities or acquisition and integration expenses. For the same reasons, we are unable to address the probable significance of such unavailable information.
The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measures to the applicable most comparable GAAP financial measures.
About CDW
CDW Corporation (Nasdaq: CDW) is the strategic end-to-end technology partner that cuts through complexity to turn customer ambition into outcomes. Working with organizations across the business, government, education and healthcare sectors in the United States, the United Kingdom and Canada, CDW enables organizations to navigate an increasingly complex technology market and turn their technology investments into lasting value. For more information about CDW, please visit CDW.com.
Webcast
CDW Corporation will hold a conference call today, November 4, 2026, at 7:30 a.m. CT/8:30 a.m. ET to discuss its third quarter financial results. The conference call, which will be broadcast live via the Internet, and a copy of this press release along with supplemental slides used during the call, can be accessed on CDW’s website at investor.cdw.com. For those unable to participate in the live call, a replay of the webcast will be available at investor.cdw.com approximately 90 minutes after the completion of the call and will be accessible on the site for approximately one year. We use our website as a tool to disclose important information about CDW and comply with our disclosure obligations under Regulation Fair Disclosure. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this release.

Investor Inquiries	Media Inquiries
Steven O’Brien	Tammy Olson
Senior Vice President, Investor Relations	Director, Corporate Communications
(847) 968-0238	(773) 797-6702
investorrelations@cdw.com	mediarelations@cdw.com

CDW CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars and shares in millions, except per-share amounts)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Percent Change	2026	2025	Percent Change
Net sales	$6,754.5	$5,737.4	17.7%	$19,006.5	$16,913.1	12.4%
Cost of sales	5,369.2	4,481.9	19.8	15,111.4	13,294.1	13.7
Gross profit	1,385.3	1,255.5	10.3	3,895.1	3,619.0	7.6

Selling and administrative expenses	895.8	812.2	10.3	2,601.0	2,394.1	8.6
Operating income	489.5	443.3	10.4	1,294.1	1,224.9	5.6

Interest expense, net	(65.9)	(55.0)	19.8	(181.4)	(168.9)	7.4
Other income (expense), net	0.3	1.1	nm*	3.1	2.3	nm*
Income before income taxes	423.9	389.4	8.9	1,115.8	1,058.3	5.4

Income tax expense	(114.1)	(98.4)	16.0	(296.2)	(271.2)	9.2

Net income	$309.8	$291.0	6.5%	$819.6	$787.1	4.1%

Net income per common share:
Basic	$2.48	$2.22	11.5%	$6.45	$5.98	8.0%
Diluted	$2.46	$2.21	11.6%	$6.43	$5.94	8.2%

Weighted-average common shares outstanding:
Basic	125.1	131.0		127.0	131.7
Diluted	125.7	131.8		127.5	132.6

*nm - Not meaningful

CDW CORPORATION AND SUBSIDIARIES
NET SALES DETAIL
(dollars in millions)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Percent Change(i)	2026	2025	Percent Change(i)
Commercial:
Corporate	$2,606.3	$2,231.4	16.8%	$7,598.7	$6,785.8	12.0%
Financial Services	571.5	330.0	73.2	1,487.0	1,142.7	30.1
Healthcare	801.6	733.2	9.3	2,428.5	2,252.7	7.8
Total Commercial	3,979.4	3,294.6	20.8	11,514.2	10,181.2	13.1
Government	912.8	830.9	9.9	2,393.7	2,182.4	9.7
Education	982.2	913.5	7.5	2,590.3	2,498.6	3.7
Other	880.1	698.4	26.0	2,508.3	2,050.9	22.3
Total Net sales	$6,754.5	$5,737.4	17.7%	$19,006.5	$16,913.1	12.4%

(i)There were 64 selling days for both the three months ended September 30, 2026 and 2025. There were 191 selling days for both the nine months ended September 30, 2026 and 2025. Average Daily Sales is defined as Net sales divided by the number of selling days.

CDW CORPORATION AND SUBSIDIARIES
TIMING OF REVENUE RECOGNITION
(dollars in millions)
(unaudited)

	Three Months Ended September 30, 2026
	Commercial	Government	Education	Other	Total
Timing of Revenue Recognition
Transferred at a point in time where CDW is principal	$3,385.4	$777.3	$871.8	$766.2	$5,800.7
Transferred at a point in time where CDW is agent	337.9	69.6	72.3	49.9	529.7
Transferred over time where CDW is principal	256.1	65.9	38.1	64.0	424.1
Total Net sales	$3,979.4	$912.8	$982.2	$880.1	$6,754.5

	Three Months Ended September 30, 2025
	Commercial	Government	Education	Other	Total
Timing of Revenue Recognition
Transferred at a point in time where CDW is principal	$2,775.8	$683.1	$821.0	$587.6	$4,867.5
Transferred at a point in time where CDW is agent	284.9	67.2	62.3	37.9	452.3
Transferred over time where CDW is principal	233.9	80.6	30.2	72.9	417.6
Total Net sales	$3,294.6	$830.9	$913.5	$698.4	$5,737.4

	Nine Months Ended September 30, 2026
	Commercial	Government	Education	Other	Total
Timing of Revenue Recognition
Transferred at a point in time where CDW is principal	$9,819.8	$2,042.2	$2,349.0	$2,175.0	$16,386.0
Transferred at a point in time where CDW is agent	959.7	173.1	147.4	134.4	1,414.6
Transferred over time where CDW is principal	734.7	178.4	93.9	198.9	1,205.9
Total Net sales	$11,514.2	$2,393.7	$2,590.3	$2,508.3	$19,006.5

	Nine Months Ended September 30, 2025
	Commercial	Government	Education	Other	Total
Timing of Revenue Recognition
Transferred at a point in time where CDW is principal	$8,624.0	$1,814.7	$2,285.5	$1,722.3	$14,446.5
Transferred at a point in time where CDW is agent	860.3	162.0	127.1	121.5	1,270.9
Transferred over time where CDW is principal	696.9	205.7	86.0	207.1	1,195.7
Total Net sales	$10,181.2	$2,182.4	$2,498.6	$2,050.9	$16,913.1

CDW CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	September 30, 2026	December 31, 2025	September 30, 2025
Assets	(unaudited)		(unaudited)

Current assets:
Cash and cash equivalents	$1,538.7	$618.7	$452.9
Accounts receivable, net of allowance for credit losses of $70.2, $65.2, and $57.8, respectively	7,767.7	6,312.4	5,785.1
Merchandise inventory	1,019.9	563.4	504.7
Miscellaneous receivables	587.7	554.0	613.3
Prepaid expenses and other	447.7	452.0	421.4
Total current assets	11,361.7	8,500.5	7,777.4

Operating lease right-of-use assets	125.1	136.7	102.9
Property and equipment, net	163.6	171.5	177.1
Goodwill	4,998.7	4,662.3	4,642.1
Other intangible assets, net	1,255.5	1,186.4	1,225.7
Accounts receivable and other assets, noncurrent	1,683.7	1,370.8	1,272.4
Total assets	$19,588.3	$16,028.2	$15,197.6

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable - trade	$5,509.8	$4,220.1	$3,678.8
Accounts payable - inventory financing	599.4	352.6	331.0
Current maturities of long-term debt	1,009.1	1,007.5	9.1
Contract liabilities	585.8	534.0	477.0
Accrued expenses and other current liabilities	1,278.7	1,111.9	1,097.9
Total current liabilities	8,982.8	7,226.1	5,593.8

Long-term liabilities:
Debt	6,115.2	4,622.3	5,619.7
Deferred income taxes	197.5	171.8	165.3
Operating lease liabilities	143.1	157.8	128.8
Accounts payable and other liabilities	1,513.8	1,244.1	1,150.3
Total long-term liabilities	7,969.6	6,196.0	7,064.1

Total stockholders’ equity	2,635.9	2,606.1	2,539.7
Total liabilities and stockholders’ equity	$19,588.3	$16,028.2	$15,197.6

CDW CORPORATION AND SUBSIDIARIES
DEBT AND WORKING CAPITAL INFORMATION
(dollars in millions)
(unaudited)

	September 30, 2026	December 31, 2025	September 30, 2025
Debt and Revolver Availability
Cash and cash equivalents	$1,538.7	$618.7	$452.9
Total debt	7,124.3	5,629.8	5,628.8
Net debt(i)	5,585.6	5,011.1	5,175.9
Revolver availability	1,869.5	1,925.8	1,304.4
Cash plus revolver availability	3,408.2	2,544.5	1,757.3

Working Capital(ii)
Days of sales outstanding	100	95	92
Days of supply in inventory	18	11	12
Days of purchases outstanding	(98)	(90)	(93)
Cash conversion cycle	20	16	11

(i)Defined as Total debt minus Cash and cash equivalents.
(ii)Based on a rolling three-month average.

CDW CORPORATION AND SUBSIDIARIES
CASH FLOW INFORMATION
(dollars in millions)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$618.5	$771.4

Capital expenditures	(80.7)	(79.2)
Acquisitions of businesses, net of cash acquired	(450.3)	(5.0)
Other cash flows (used in) provided by investing activities	(9.6)	208.9
Net cash (used in) provided by investing activities	(540.6)	124.7

Net change in accounts payable-inventory financing-supplier financing	24.4	(24.2)
Proceeds from accounts payable-inventory financing-product financing	240.8	—
Repayments on accounts payable-inventory financing-product financing	(18.4)	—
Other cash flows provided by (used in) financing activities	615.5	(944.5)
Net cash provided by (used in) financing activities	862.3	(968.7)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(13.1)	18.0
Net increase (decrease) in cash, cash equivalents, and restricted cash	927.1	(54.6)
Cash, cash equivalents, and restricted cash - beginning of period(i)	618.9	507.7
Cash, cash equivalents, and restricted cash - end of period(i)	$1,546.0	$453.1

Supplementary disclosure of cash flow information:
Interest paid	$(177.0)	$(173.1)
Income taxes paid, net	$(237.3)	$(195.6)

(i)Restricted cash is presented within Prepaid expenses and other on the Consolidated Balance Sheets, as applicable.

CDW CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

CDW has included reconciliations of Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per diluted share, and Net sales on a constant currency basis for the three and nine months ended September 30, 2026 and 2025 below. In addition, a reconciliation of Free cash flow and Adjusted free cash flow is included for the nine months ended September 30, 2026 and 2025.

CDW CORPORATION AND SUBSIDIARIES
NON-GAAP OPERATING INCOME AND NON-GAAP OPERATING INCOME MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	Percentage of Net sales	2025	Percentage of Net sales	2026	Percentage of Net sales	2025	Percentage of Net sales
Operating income, as reported	$489.5	7.2%	$443.3	7.7%	$1,294.1	6.8%	$1,224.9	7.2%
Amortization of intangibles(i)	42.3		42.4		127.4		127.6
Equity-based compensation	26.7		27.1		76.9		71.1
Transformation initiatives(ii)	15.2		13.0		33.4		44.1
Acquisition and integration expenses	13.8		1.1		16.4		6.0
Workplace optimization(iii)	31.0		2.7		75.2		15.5
Other adjustments	1.3		1.0		4.3		5.1
Non-GAAP operating income	$619.8	9.2%	$530.6	9.2%	$1,627.7	8.6%	$1,494.3	8.8%

(i)Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts, and trade names.
(ii)Includes costs related to strategic transformation initiatives focused on optimizing various operations and systems.
(iii)Includes costs related to workforce reductions and charges related to the reduction of our real estate lease portfolio.

CDW CORPORATION AND SUBSIDIARIES
NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER DILUTED SHARE
(dollars and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2026				2025
	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate
GAAP, as reported	$423.9	$(114.1)	$309.8	26.9%	$389.4	$(98.4)	$291.0	25.3%
Amortization of intangibles(ii)	42.3	(11.0)	31.3		42.4	(11.0)	31.4
Equity-based compensation	26.7	(5.8)	20.9		27.1	(5.6)	21.5
Transformation initiatives(iii)	15.2	(3.5)	11.7		13.0	(3.4)	9.6
Acquisition and integration expenses	13.8	(1.3)	12.5		1.1	(0.3)	0.8
Workplace optimization(iv)	31.0	(8.0)	23.0		2.7	(0.7)	2.0
Other adjustments	1.3	(0.3)	1.0		1.0	(0.1)	0.9
Non-GAAP	$554.2	$(144.0)	$410.2	26.0%	$476.7	$(119.5)	$357.2	25.1%

Net income per diluted share, as reported			$2.46				$2.21
Non-GAAP net income per diluted share			$3.26				$2.71
Shares used in computing GAAP and Non-GAAP net income per diluted share			125.7				131.8

(i)Income tax on non-GAAP adjustments includes excess tax benefits or shortfalls associated with equity-based compensation.
(ii)Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts, and trade names.
(iii)Includes costs related to strategic transformation initiatives focused on optimizing various operations and systems.
(iv)Includes costs related to workforce reductions and charges related to the reduction of our real estate lease portfolio.

CDW CORPORATION AND SUBSIDIARIES
NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER DILUTED SHARE
(dollars and shares in millions, except per share amounts)
(unaudited)

	Nine Months Ended September 30,
	2026				2025
	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate	Income before Income Taxes	Income Tax Expense(i)	Net Income	Effective Tax Rate
GAAP, as reported	$1,115.8	$(296.2)	$819.6	26.5%	$1,058.3	$(271.2)	$787.1	25.6%
Amortization of intangibles(ii)	127.4	(33.1)	94.3		127.6	(33.2)	94.4
Equity-based compensation	76.9	(13.4)	63.5		71.1	(17.6)	53.5
Transformation initiatives(iii)	33.4	(8.2)	25.2		44.1	(11.5)	32.6
Acquisition and integration expenses	16.4	(2.0)	14.4		6.0	(1.6)	4.4
Workplace optimization(iv)	75.2	(19.5)	55.7		15.5	(4.0)	11.5
Other adjustments	4.3	(1.1)	3.2		5.1	(1.2)	3.9
Non-GAAP	$1,449.4	$(373.5)	$1,075.9	25.8%	$1,327.7	$(340.3)	$987.4	25.6%

Net income per diluted share, as reported			$6.43				$5.94
Non-GAAP net income per diluted share			$8.44				$7.45
Shares used in computing GAAP and Non-GAAP net income per diluted share			127.5				132.6

(i)Income tax on non-GAAP adjustments includes excess tax benefits or shortfalls associated with equity-based compensation.
(ii)Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts, and trade names.
(iii)Includes costs related to strategic transformation initiatives focused on optimizing various operations and systems.
(iv)Includes costs related to workforce reductions and charges related to the reduction of our real estate lease portfolio.

CDW CORPORATION AND SUBSIDIARIES
NET SALES ON A CONSTANT CURRENCY BASIS
(dollars in millions)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Percent Change(i)	2026	2025	Percent Change(i)
Net sales, as reported	$6,754.5	$5,737.4	17.7%	$19,006.5	$16,913.1	12.4%
Foreign currency translation(ii)	—	(5.9)		—	35.2
Net sales, on a constant currency basis	$6,754.5	$5,731.5	17.8%	$19,006.5	$16,948.3	12.1%

(i)There were 64 selling days for both the three months ended September 30, 2026 and 2025. There were 191 selling days for both the nine months ended September 30, 2026 and 2025. Average Daily Sales is defined as Net sales divided by the number of selling days.

(ii)Represents the effect of translating the prior year results of CDW UK and CDW Canada at the average exchange rates applicable in the current year.

CDW CORPORATION AND SUBSIDIARIES
FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(dollars in millions)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$618.5	$771.4
Capital expenditures	(80.7)	(79.2)
Free cash flow	537.8	692.2
Net change in accounts payable-inventory financing-supplier financing	24.4	(24.2)
Proceeds from accounts payable-inventory financing-product financing	240.8	—
Repayments on accounts payable-inventory financing-product financing	(18.4)	—
Adjusted free cash flow(i)	$784.6	$668.0

(i)Defined as Net cash provided by operating activities less Capital expenditures, adjusted to include cash flows from financing activities that relate to the purchase of inventory.